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                                                                    EXHIBIT 21.1

    The following list shows all the subsidiaries of Enodis plc, as of May 31, 2002, except for inactive subsidiaries, those used only as vehicles to hold non-operating assets and those which, in the aggregate, are not significant.

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
                                                               COUNTRY OF
SIGNIFICANT SUBSIDIARIES                                      INCORPORATION   PERCENTAGE HELD
------------------------                                      -------------   ---------------
FOOD EQUIPMENT
Castel MAC S.p.A............................................     Italy              100%
Cleveland Range, Inc........................................      USA               100%
Cleveland Range Ltd.........................................    Canada              100%
Convotherm Elektrogerate GmbH...............................    Germany              91%
Convotherm Limited..........................................    England              91%
Convotherm Singapore Pte Ltd................................   Singapore             91%
Enodis Corporation..........................................      USA               100%
Enodis Deutschland GmbH.....................................    Germany             100%
Enodis France SA............................................    France              100%
Enodis Group Limited........................................    England             100%
Enodis Holdings Limited.....................................    England             100%
Enodis UK Limited...........................................    England             100%
Frimont S.p.A...............................................     Italy              100%
Frymaster L.L.C.............................................      USA               100%
Garland Commercial Industries, Inc..........................      USA               100%
Garland Commercial Ranges, Limited..........................    Canada              100%
Guyon Productions SA........................................    France              100%
Hartek Awagem Vertriebsges m.b.H............................    Austria             100%
Hartek Beverage Handling GmbH...............................    Germany             100%
Jackson MSC Inc.............................................      USA               100%
Kysor Industrial Corporation................................      USA               100%
Lincoln Foodservice Products, Inc...........................      USA               100%
Merco/Savory, Inc...........................................      USA               100%
Merrychef Holdings Limited..................................    England             100%
Mile High Equipment Company.................................      USA               100%
New Ton Food Equipment Co. Ltd..............................   Thailand            97.2%
Scotsman Beverage Systems Limited...........................    England             100%
Scotsman Group Inc..........................................      USA               100%
Scotsman Ice Systems (Shanghai) Company Ltd.................     China              100%
Technyform Production SA....................................    France              100%
The Delfield Company........................................      USA               100%
VentMaster (Europe) Limited.................................    England             100%
Viscount Catering Limited...................................    England             100%
Welbilt Manufacturing (Thailand) Ltd........................   Thailand              50%
Welbilt Walk-Ins, L.P.......................................      USA               100%
Whitlenge Drink Equipment, Limited..........................    England             100%
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